Exhibit 32.1

                               CERTIFICATE OF
                          CHIEF EXECUTIVE OFFICER
                                     AND
                      ACTING PRINCIPAL FINANCIAL OFFICER
                                     OF
                               RAVEN GOLD CORP.

I, Mike Wood, Chief Executive Officer and Acting Principal Financial Officer of Raven Gold Corp. (the "Company"), hereby certify that, to the best of my knowledge, the quarterly report of the Company on Form 10-Q for the quarter ended January 31, 2010 (the "Report"):

  a. complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  b. the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at January 31, 2010, and the results of the Company's operations for the quarter ended January 31, 2010.

Date:  March 15, 2010

                                  /s/ Mike Wood
                                  ----------------------------------
                                      Mike Wood
                                      Chief Executive Officer and
                                      Acting Chief Financial Officer

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